Exhibit 10.35

THIRD AMENDMENT TO FULL SERVICE OFFICE LEASE

THIS THIRD AMENDMENT TO FULL SERVICE OFFICE LEASE (this “Third Amendment”) is entered into effective as of December 28, 2006, by and between LBA REALTY FUND II — WBP III, LLC, a Delaware limited liability company (“Landlord”), and eCOLLEGE.COM, a Delaware corporation (“Tenant”).

RECITALS

This Third Amendment is made with respect to the following facts:

A.            Bedford Property Investors, Inc., a Maryland corporation (“Bedford”), as landlord, and Tenant entered into that certain Full Service Office Lease dated March 29, 2002 (the “Original Lease”), pursuant to which Tenant leased certain premises consisting of approximately 47,615 square feet of Rentable Area in the building known as 4900 South Monaco, in Denver, Colorado (the “Building”), as more particularly described in the Lease (the “Initial Premises”).

B.            Bedford and Tenant subsequently amended the Original Lease by that certain First Amendment to Full Service Office Lease dated September 30, 2002 (the “First Amendment”), pursuant to which Bedford leased to Tenant additional parking spaces for Tenant’s use.

C.            Landlord is the successor-in-interest to Bedford by way of a merger completed May 5, 2006.

D.            Landlord and Tenant subsequently amended the Original Lease by that certain Second Amendment to Full Service Office Lease dated July 22, 2006 (the “Second Amendment”), pursuant to which Landlord, among other things, leased an additional approximately 2,180 square feet of Rentable Area in the Building to Tenant (the “Expansion Premises”) (the Initial Premises and the Expansion Premises are hereinafter collectively referred to as the “Original Premises”) (the Original Lease, as amended by the First Amendment and the Second Amendment, is hereinafter collectively referred to as the “Lease”).

E.             Tenant desires to and the Landlord is willing to amend the Lease to, among other things, lease an additional approximately (a) 2,954 square feet of Rentable Area in the Building, and (b) 3,213 square feet of Rentable Area in the Building, to Tenant and extend the Term of the Lease for the entire Premises in accordance with the terms and conditions of this Third Amendment.

AMENDMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.             Defined Terms.  All initially capitalized terms used herein and not otherwise expressly defined herein shall have the meanings given to such terms in the Lease.

2.             Demise of Second Expansion Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately (a) 2,954 square feet of Rentable Area (Suite 320) that is located on the third floor of the Building, and (b) 3,213 square feet of Rentable Area (Suite 100) that is located on the first floor of the Building, as depicted on Exhibit A attached hereto and incorporated herein by this reference (collectively, the “Second Expansion Premises”).  The Original Premises and the Second Expansion Premises will collectively constitute the “Premises” under the Lease, and shall consist of a total of 55,962 square feet of Rentable Area.  Tenant will have access to the Second Expansion Premises upon the later to occur of (i) Tenant’s execution of this Third Amendment and the satisfaction of the condition precedent in Section 14 below; or (ii) Landlord’s approval of Tenant’s construction drawings for the Tenant Expansion Refurbishment (as defined below) in accordance with the terms of the Lease.

3.             Term of Lease.

(a)           The Term of the Lease for the Initial Premises is hereby extended for a period of 45 months, commencing on January 1, 2007 (the “Initial Premises Extension Term Commencement Date”), and ending, unless sooner terminated or extended pursuant to the terms of the Lease, on September 30, 2010 (the “Extension Expiration Date”).

(b)           The Expansion Term of the Lease for the Expansion Premises is hereby extended for a period of 26 months, commencing on August 1, 2008, and ending, unless sooner terminated or extended pursuant to the terms of the Lease, on the Extension Expiration Date.

(c)           The Term of the Lease as to the Second Expansion Premises shall commence on the Initial Premises Extension Term Commencement Date, and end, unless sooner terminated pursuant to the terms of the Lease, on the Extension Expiration Date.

4.             Base Rent.

(a)           Notwithstanding anything contained in the Lease to the contrary, commencing on the Initial Premises Extension Term Commencement Date, and continuing through the Extension Expiration

Date, Tenant shall pay monthly installments of Base Rent for the Premises (on the same terms and conditions as set forth in the Lease) as follows.

Period	Amount of Base Rent Payable Per Month
From January 1, 2007, to January 31, 2007	$2,250.00
From February 1, 2007, through July 31, 2007	$98,609.42
From August 1, 2007, to September 30, 2007	$98,671.92
From October 1, 2007, through July 31, 2008	$103,153.75
From August 1, 2008, through September 30, 2008	$104,928.75
From October 1, 2008, though September 30, 2009	$109,592.25
From October 1, 2009, though the Extension Expiration Date	$114,255.75

5.             Tenant’s Initial Pro Rata Percent and Additional Rent.  Effective as of the Initial Premises Extension Term Commencement Date, Tenant’s “Initial Pro Rata Percent,” “Pro Rata Percent,” “Pro Rata Share” and “Tenant’s Share” under the Lease shall be amended to include the Rentable Area of the Second Expansion Premises.  Accordingly, as of the Initial Premises Extension Term Commencement Date, Tenant’s “Initial Pro Rata Percent,” “Pro Rata Percent,” “Pro Rata Share” and “Tenant’s Share” under the Lease will equal 68.66%.  Effective as of the Initial Premises Extension Term Commencement Date, Tenant shall pay Tenant’s Pro Rata Share (or Share), based on the Initial Pro Rata Percent and Pro Rata Percent as amended by this Third Amendment, of all Operating Costs, Taxes and any other Additional Rent calculated using Tenant’s Initial Pro Rata Percent and/or Pro Rata Percent in accordance with the terms and provisions of the Lease.   In addition, Landlord and Tenant hereby agree that the “Base Year Operating Costs” and “Base Year Taxes” shall be amended such that the same are computed using the calendar year 2007.  Further, it is agreed that the accounting for Tenant’s share of increases in Operating Costs and Taxes will include cross category credits to account for an increase in one category but a decrease in the other category below the base year number.  As an example of cross category credits, if Taxes increase, but Operating Costs decrease, the accounting will calculate the net result so that Tenant will benefit from any decreases in Taxes by offsetting the same against increases in Operating Costs.  In no event, however, will Tenant ever receive a credit against other Additional Rent and/or Base Rent.

6.             Parking.  Notwithstanding anything contained in the Lease to the contrary, Landlord agrees to make available to Tenant on or before the Initial Premises Extension Term Commencement Date 224 parking spaces at the Building.  Within Tenant’s total of such allocated spaces, Landlord will provide Tenant with five covered reserved parking spaces in the parking garage at the Building.  All remaining parking spaces will be available to all tenants of the building on a non-exclusive basis within the unreserved, non-visitor portions of the surface parking lot.  There shall be no parking charges to Tenant for the unreserved surface spaces.  For each of the five total reserved parking spaces, Tenant shall pay to Landlord, as Additional Rent, the amount of $50.00 per parking space per month from the Initial Premises Extension Term Commencement Date until September 30, 2007, and $75.00 per parking space per month from October 1, 2007, until the Extension Expiration Date.

7.             Lease Fee.  Upon execution of this Third Amendment, Landlord will no longer require the Letter of Credit as originally set forth in Article 6 of the Lease.  Accordingly, Article 6 is no longer of any force and effect.

8.             Lease Provisions.  The rights set forth in Addendums Nos. 1 and 2 of the Lease are no longer applicable to any of the Premises (except for the provisions concerning the use of a Satellite Device and determination of Fair Market Rent as provided below in Section 10).  Accordingly, the remainder of the same is no longer of any force and effect.

9.             Expansion Leasehold Improvements.  Tenant hereby accepts the Second Expansion Premises in an “AS IS” condition and configuration without any representations or warranties of any kind or nature by Landlord.  Landlord will provide Tenant with an amount up to $380,000.00 (“Expansion Refurbishment Allowance”) to be used for leasehold refurbishment improvements (as opposed to fixtures, furniture, equipment or cabling, except as expressly provided below) to the Premises as Tenant deems reasonably necessary and that are reasonably approved by Landlord in accordance with the terms of the Lease (collectively the “Tenant Expansion Refurbishment”).  Landlord makes no representation or warranty as to what can be obtained with the Expansion Refurbishment Allowance.  A Landlord reasonably approved contractor engaged by Tenant will perform the Tenant Expansion Refurbishment.  The Expansion Refurbishment Allowance shall not be used for payment of Rent.  Tenant will be responsible for all costs related to the Tenant Expansion Refurbishment in excess of Expansion Refurbishment Allowance.  If the Expansion Refurbishment Allowance becomes payable, Landlord will pay the Expansion

Refurbishment Allowance to Tenant within 30 days from the date the Tenant Expansion Refurbishment is completed in accordance with the terms of the Lease and Tenant has submitted to Landlord a written statement requesting such payment with appropriate supporting documentation, provided at the time of such requested and scheduled payment: (a) no default beyond any applicable cure period exists under the Lease; and (b) no liens have been filed and Landlord will have received an appropriate lien waiver from Tenant’s general contractor and subcontractors covering all work for which payment is requested.  Tenant may use the Expansion Refurbishment Allowance at any time during the Term and Expansion Term and any renewals of the same pursuant to Section 10 below.  In addition to the Expansion Refurbishment Allowance, Landlord will provide Tenant with up to $2,548.45 (“Plan Refurbishment Allowance”) to be used for space planning for the leasehold refurbishment improvements.  The Plan Refurbishment Allowance will be payable upon the same terms and conditions as the Expansion Refurbishment Allowance.  Notwithstanding anything contained herein to the contrary, Tenant may use up to 50% of the Expansion Refurbishment Allowance for the costs of fixtures, furniture, equipment, cabling or other associated refurbishment or moving costs, including, without limitation, Tenant’s new phone system.  Notwithstanding anything contained herein to the contrary, Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge, the base Building systems are in good working order and condition.  As used herein, the expression “to Landlord’s actual knowledge,” or words of similar import, shall refer exclusively to matters within the current, actual, conscious knowledge of Linda Mott and shall not be construed to impose upon Landlord or such person any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains or impose upon such person any liability or personal responsibility whatsoever hereunder.  In addition and notwithstanding anything contained herein to the contrary, Landlord hereby agrees that Tenant will have the right to perform all construction management services in connection with the Tenant Expansion Refurbishment and that Landlord hereby waives any construction management or related fees in connection with the Tenant Expansion Refurbishment.

10.           Renewal Option.  Subject to the terms and provisions of this Section, Tenant, at its option, may extend the Term for the Premises (as extended hereunder) for one additional period of either for (a) 36 months after the expiration of the Term; or (b) 60 months after the expiration of the Term (as extended hereunder) (the “Expansion Premises Renewal Term”).  To exercise the Expansion Premises Renewal Term, Tenant must deliver Notice of the exercise thereof (a “Expansion Premises Renewal Notice”) to Landlord no earlier than 12 months and no later than nine months prior to the Extension Expiration Date.  During the Expansion Premises Renewal Term, all of the terms and provisions of the Lease will apply, except that (a) after the commencement of the Expansion Premises Renewal Term there will be no further right to renew the Lease, and (b) the Base Rent during the Expansion Premises Renewal Term for the Premises will be payable at the rate per square foot of Rentable Area in the Premises equal to the Fair Market Rent (as defined and as determined in accordance with the terms of the Lease set forth in Addendum No. 1); provided, however, that in determining Fair Market Rent, the parties shall also take into consideration the length on the renewal.  Tenant will have no right to extend the Term, and Tenant’s Expansion Premises Renewal Notice will be ineffective, if a default under the Lease beyond any applicable notice or cure period exists at the time the Expansion Premises Renewal Notice is given or at the time the Expansion Premises Renewal Term is scheduled to commence.  Any termination of the Lease terminates all rights under this Section.  Any assignment or subletting by Tenant of the Lease or of all or a portion of the Premises terminates Tenant’s rights with respect to the Expansion Premises Renewal Term, unless Landlord consents to the contrary in writing at the time of such subletting or assignment.  Tenant’s rights regarding the Expansion Premises Renewal Term may not be transferred separate and apart from Tenant’s interest in the Lease and/or the Premises.

11.           Right of First Offer.  Subject to the rights of any existing tenants or occupants of the Building as of the date of this Third Amendment, Landlord hereby grants to Tenant a continuous right of first offer (the “Right of First Offer”) to lease any space located on third floor of the Building (the “Offer Space”) that is available as of the date hereof or that may hereafter become available subject to and in accordance with the following provisions.  Within a reasonable time period of the Offer Space becoming available, Landlord shall deliver to Tenant a written notice identifying the terms upon which Landlord is willing to lease such Offer Space to prospective tenants (the “Offer Notice”).  Tenant agrees to keep the information contained in the Offer Notice confidential.  Tenant shall have 10 business days from receipt of the Offer Notice to either accept or reject the Offer Space.  If Tenant rejects the Offer Space or if Landlord has not received the written acceptance or rejection of the Offer Space from Tenant by 5:00 p.m. Mountain Time on the 10th business day as set forth herein, time being of the essence, then Landlord shall have no further obligation or liability to Tenant pertaining to the Offer Space, Tenant’s Right of First Offer with respect to all of the Offer Space shall terminate and be of no further force or effect and Landlord shall be free to lease any or all of the Offer Space to any prospective tenant upon any terms and conditions acceptable to Landlord.  If the Offer Space is accepted by Tenant in accordance herewith, this Lease shall be amended to include the Offer Space on the same terms and conditions as contained in the Offer Notice.  Tenant will have no right to this Right of First Offer if a default under this Lease beyond any applicable notice or cure period exists at the time Tenant accepts any Offer Space or at the time the term for the Offer Space is scheduled to commence.  Any termination of this Lease terminates all rights under this Section.  Any assignment or subletting by Tenant of this Lease or of all or a portion of the Premises terminates Tenant’s rights with respect to this Right of First Offer, unless Landlord consents to the contrary in writing at the time of such subletting or assignment.  Tenant’s rights regarding this Right of First Offer may not be transferred separate and apart from Tenant’s interest in this Lease and/or the Premises.

12.           Additional Right of First Offer.  Subject to the rights of any existing tenants or occupants as of the date of this Third Amendment, Landlord hereby grants to Tenant a one-time right of first offer (the “Oracle Right of First Offer”) to lease between 9,000 and 18,000 contiguous square feet located in the Building or in the building located adjacent to the Building and known as the “Oracle Building” (the “Oracle Offer Space”).  To the extent the Oracle Offer Space is available, between July 15, 2008, and August 15, 2008, Landlord shall deliver to Tenant a written notice identifying the terms upon which Landlord is willing to lease such Oracle Offer Space to Tenant (the “Oracle Offer Notice”), which terms will be consistent with market terms and/or terms that other occupants or tenants are willing to agree upon for the Oracle Offer Space or portions of the same.  Tenant agrees to keep the information contained in the Oracle Offer Notice confidential.  Tenant shall have 21 days from receipt of the Oracle Offer Notice to either accept or reject the Oracle Offer Space, and if Tenant accepts the Oracle Offer

Space, to negotiate the terms of the transaction.  If Tenant rejects the Oracle Offer Space or if Landlord and Tenant cannot come to an agreement on the terms by 5:00 p.m. Mountain Time on the 21st day as set forth herein, time being of the essence, then Landlord shall have no further obligation or liability to Tenant pertaining to the Oracle Offer Space, Tenant’s Oracle Right of First Offer with respect to all of the Oracle Offer Space shall terminate and be of no further force or effect and Landlord shall be free to lease any or all of the Oracle Offer Space to any prospective tenant upon any terms and conditions acceptable to Landlord.  If the Oracle Offer Space is accepted by Tenant in accordance herewith, this Lease shall be amended to include the Oracle Offer Space on the same terms and conditions as contained in the Oracle Offer Notice.  Tenant will have no right to this Oracle Right of First Offer if a default under this Lease beyond any applicable notice or cure period exists at the time Tenant accepts any Oracle Offer Space or at the time the term for the Oracle Offer Space is scheduled to commence.  Any termination of this Lease terminates all rights under this Section.  Any assignment or subletting by Tenant of this Lease or of all or a portion of the Premises terminates Tenant’s rights with respect to this Oracle Right of First Offer, unless Landlord consents to the contrary in writing at the time of such subletting or assignment.  Tenant’s rights regarding this Oracle Right of First Offer may not be transferred separate and apart from Tenant’s interest in this Lease and/or to the Premises.   Notwithstanding anything contained herein to the contrary, the term for the Oracle Offer Space shall be at least three years and not more than five years, as determined by Tenant.

13.           Real Estate Broker.  Landlord and Tenant each hereby represents and warrants to the other that it has not employed any broker in regard to this Third Amendment and that it has no knowledge of any broker being instrumental in bringing about this Third Amendment, other than Bruce Johnson, to whom Landlord has an obligation to pay a commission pursuant to a separate agreement.  Tenant shall indemnify Landlord against any expense incurred by Landlord as a result of any claim for brokerage or other commissions made by any broker, finder or agent, other than Bruce Johnson, whether or not meritorious, employed by Tenant or claiming by, through or under Tenant.  Landlord shall indemnify Tenant against any expense incurred by Tenant as a result of any claim for brokerage or other commissions made by any broker, finder or agent, whether or not meritorious, employed by Landlord or claiming by, through or under Landlord.  Tenant acknowledges that Landlord shall not be liable for any representations by any broker regarding the Extension Term, the Building or the transaction relating to this Third Amendment.

14.           Condition Precedent.  It shall be a condition precedent to the effectiveness of this Third Amendment that Landlord and AMERICAN EQUITY MORTGAGE, INC., a Missouri corporation (“American”), enter into, execute and deliver to Landlord a formal and definitive Lease Termination Agreement for the Second Expansion Premises, terminating American’s right to possession of the Second Expansion Premises on terms and conditions reasonably satisfactory to Landlord (the “Lease Termination Agreement”).  This Third Amendment will not be effective or valid for any purpose whatsoever unless and until a fully executed original Lease Termination Agreement has been delivered to Landlord.  Upon receipt of the fully executed original Lease Termination Agreement, Landlord will immediately notify Tenant in writing of the effectiveness of this Third Amendment.  In the event that Landlord does not receive the fully executed original Lease Termination on or before December 22, 2006, Landlord and Tenant will execute a written letter agreement acknowledging that this Third Amendment is terminated and is no longer of any force and effect.

15.           Effect of Amendment.  Except as expressly amended hereby, the Lease shall continue in full force and effect and unamended.  In the event of any conflict or inconsistency between the provisions of the Lease and this Third Amendment, the provisions of this Third Amendment shall control in all instances.

16.           Binding Effect.  This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

17.           Severability.  In the event that any one or more of the provisions of this Third Amendment shall for any reason be held to be invalid or unenforceable, the remaining provisions of this Third Amendment shall be unimpaired, and shall remain in full force and effect and be binding upon the parties hereto.

18.           Headings.  The paragraph headings that appear in this Third Amendment are for purposes of convenience of reference only and are not in any sense to be construed as modifying the substance of the paragraphs in which they appear.

19.           Counterparts.  This Third Amendment may be executed in one or more counterparts, each of which will constitute an original, and all of which together shall constitute one and the same agreement.  Executed copies hereof may be delivered by electronic delivery and, upon receipt, shall be deemed originals and binding upon the parties hereto.  Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by electronic delivery, the parties will deliver originals as promptly as possible after execution.

20.           Governing Law.  This Third Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

LANDLORD:

LBA REALTY FUND II — WBP III, LLC, a Delaware limited liability company

By:	/s/ Steven R. Riggs
	Its:	Steven R. Riggs
Authorized Signatory

TENANT:

eCOLLEGE.COMAuthorized Signatory

By:	/s/ Reid Simpson
	Its:	CFO

EXHIBIT A

Depiction of Second Expansion Premises

#100

SECOND EXPANSION PREMISES / SUITE #100 / 3,213 RSF (APPROX.)

EXHIBIT A

ISSUED: 15 DECEMBER 2006
DRAWN BY: JC / TB
N.T.S.

BELLEVIEW CORPORATE PLAZA
FIRST FLOOR
SHEET: 1 of 2

TENANT PLANNING SERVICES
INCORPORATED
1700 Broadway, Suite 408
Denver, Colorado 80290
(303) 861-4800
fax (303) 861-1621

A-1

1
2
3
4
4.5
5
6
7
8
8.5
9
10
11
12
A
B
C
D
E
F
#320

SECOND EXPANSION PREMISES / SUITE #320 / 2,954 RSF (APPROX.)

EXHIBIT A

ISSUED: 15 DECEMBER 2006
DRAWN BY: JC / TB
N.T.S.

BELLEVIEW CORPORATE PLAZA
THIRD FLOOR
SHEET: 2 of 2

TENANT PLANNING SERVICES INCORPORATED
1700 Broadway, Suite 408
Denver, Colorado 80290
(303) 861-4800
fax (303) 861-1621

A-2